Exhibit 10.35

Lease

Party A (Lessor):

Company: Sichuan EFOX Construction Engineering Co., Ltd. (business license number): 91510129679676583Q

Address: Industrial Avenue, Industrial Zone, Jinyuan Town, Dayi County, Chengdu City, Sichuan Province

Legal Representative: Tang Jianming

Party B (Lessee):

Company: Sichuan Jinkailong Automobile Leasing Co., Ltd. /(business license number): 91510115MA62NLDU04

Address: Room A101, Dahecang, No. 511 Xingshi Road, Wuhou District, Chengdu City

Legal Representative: Chen Xiaoliang

In accordance with the Contract Law of the People’s Republic of China and other laws and regulations, Party A and Party B hereby reach a consensus as below through amicable negotiation and on the principle of equality and mutual benefit in respect of the matter that Party B leases Party A’s lawful premises:

I. Location and Use of the Premises:

Party A agrees to lease to Party B the property situated at No. 42 and No. 43, Floor 4, Building 1, No. 511 Xingshi Road, Wuhou District, Chengdu, with a building area of 711.81 square meters and ownership certificate numbers of (record number of house purchase contract) Sichuan (2018) Chengdu Real Estate Rights No.0241978 and Sichuan (2018) Chengdu Real Estate Rights No.0241979 (hereinafter referred to as the “Premises”), which is leased to Party B in good condition for office use without mortgage.

II. Lease Term and Rent-free Period:

1) The lease term is 3 years, from September 29, 2018 to September 28, 2021. The rent-free period is 28 days, from October 1, 2018 to October 28, 2018. Party A shall deliver the Premises prior to September 29, 2018, and if it fails to deliver the Premises for 7 days, it shall be deemed as Party A’s breach of contract. Party B shall return the Premises on September 28, 2021. If it fails to return the Premises for 7 days, it shall be deemed as Party B’s breach of contract.

2) After the lease term expires, Party A shall be entitled to take back the Premises. If Party B does not renew the lease, it shall return the Premises as scheduled pursuant to the provisions of this Lease. If Party A continues to lease or sell the Premises, Party B shall have the right of first refusal to lease and purchase it.

III. Rent: ☐Rent Excluding Tax; ☐Rent Including Tax

1) The monthly rent for the first 2 years of the lease term (i.e. from October 28, 2018 to October 27, 2020) is RMB 30,800.00 (in words: Thirty Thousand Eight Hundred Yuan Only); the lease term starts from the third year (from October 28, 2020 to October 27, 2021) with the rent increasing by 3% year by year from the previous year. That is, the monthly rent is RMB 31,724.00, and the rent shall be paid to Party A 15 days prior to the expiration of the rent for the previous lease term; the rent for the first term is RMB 184,800.00 (in words: One Hundred and Eighty-four Thousand Eight Hundred Yuan Only), and Party B shall deliver it to Party A prior to October 8, 2018. Party B shall pay the rent by bank transfer, and Party A’s designated account is as follows:

2) Account Name: Tang Jianming

3) Bank of Deposit: Chengdu Railway Sub-branch of China Construction Bank

4) Account No.: ******************

5) When Party A confirms receipt of Party B’s rent, Party A shall issue a rent receipt to Party B, Party B shall be responsible for keeping the rent receipt, and Party B shall use the rent receipt or debit note as payment voucher.

6) During the lease term and rent-free period, Party B shall pay the monthly property management fees, usage fees of central air conditioning, communication fees, cleaning fees, utilities and other related expenses of the Premises.

IV. 1) When entering into this Lease, Party B must immediately pay RMB 30,000.00 (in words: Thirty Thousand Yuan) to Party A as deposit for leasing the Premises. If Party A delivers the Premises on the delivery date prescribed herein and Party B receives the Premises, the deposit shall be converted into rent, which shall be deducted from the rent payable to Party A by Party B.

2) Where Party B fails to fulfill the terms and conditions of this Lease, which renders it impossible to successfully complete this Lease, it shall be deemed as Party B’s breach of contract. In that event, the deposit that Party B has already paid to Party A shall belong to Party A, and Party A shall have the right to sublease the Premises to anyone. After Party B makes the above compensation, Party A may not demand further compensation or require Party B to fulfill this Lease.

3) Where Party A fails to fulfill the terms of this Lease and cannot hand over the Premises, which renders it impossible to successfully complete this Lease, it shall be deemed as Party A’s breach of contract, and Party A must return the deposit to Party B. After Party A makes the above compensation, Party B may not demand further compensation or require Party A to fulfill this Lease.

V. Security Deposit:

1) Party B shall pay a security deposit of RMB 30,000.00 (in words: RMB Thirty Thousand Yuan Only) to Party A prior to September 29, 2018. Party A shall issue a receipt of security deposit, and Party B shall be responsible for keeping it. After the lease term expires, Party B shall be responsible for settling the relevant expenses to be assumed by Party B for the use of the Premises. Under the circumstances that the furniture, electrical appliances and related facilities in the Premises are not damaged (except for normal wear and tear), Party A shall refund the security deposit to Party B in full (without interest).

2) In the event that Party B violates relevant provisions of this Lease during the term of this Lease, resulting in Party A’s failure to collect the rent as scheduled or Party B’s failure to pay the expenses (water bill, electricity charges, property management fees, etc.), Party A may deduct part or all of the security deposit to offset the payment. If the security deposit is insufficient to cover the relevant expenses, Party B shall make up for outstanding amount within ten days upon receipt of Party A’s payment notice.

VI. Responsibilities of the Parties:

1) When Party A leases the Premises, Party A represents and warrants that it owns the legal title certificate, full title or legal disposition right to the Premises, and shall be entitled to lease the Premises. The co-owner or the third party (obligee) of the Premises agrees to lease the Premises, and Party A represents and warrants that all information provided to Party B about the Premises is true and legal, and all legal liabilities and economic compensation arising therefrom shall be undertaken by Party A.

2) During the lease term and rent-free period, if Party B intentionally damages the Premises and its facilities or causes damages arising from improper use, Party B shall be responsible for repairing and restoring the Premises to its original state or compensating for economic losses, and the expenses incurred therefrom shall be for the account of Party B. In the event of normal wear and tear, Party A shall be responsible for repair and maintenance.

3) When using the Premises, Party B shall not change the structure or use the Premises arbitrarily, and shall not store any contraband, inflammable, explosive and other articles. In the meantime, it must strictly comply with the laws of the People’s Republic of China and relevant regulations of the local property management department.

4) During the lease term and rent-free period, if Party B fails to make rent payments for seven working days or more, or fails to pay the monthly property management fees, usage fees of central air conditioning, communication fees, cleaning fees, utilities and related fees for two days or more during the lease term of the Premises, Party B shall be deemed to be in breach of contract. If this Lease is terminated due to Party B’s breach of contract, Party B shall take all the responsibilities arising from the breach of contract.

5) In the event that Party A terminates this Lease during the lease term and rent-free period, it must notify Party B in writing three months in advance, return the security deposit received to Party B, and compensate Party B for all decoration and equipment payments (subject to the list, receipt or invoice of decoration and equipment cost provided by Party B) and the security deposit of the same amount as liquidated damages. The prepaid rent for non-occupancy days shall be returned by Party A to Party B (without interest).

6) Where Party B terminates this Lease during the lease term and rent-free period, it must notify Party A in writing three months in advance. In the meantime, the security deposit received by Party A will not be returned to Party B, and Party A shall return to Party B the remaining rent after deducting the rent for the actual rental days of the Premises from the prepaid rent (without interest).

7) Party B may not sublease the Premises to a third party for any reason.

8) If this Lease is terminated due to Party B’s breach of contract, Party A shall be entitled to unilaterally repossess the Premises without Party B’s consent. Party B shall unconditionally move out of the Premises within three working days upon receipt of Party A’s notice and shall not damage the hardware decoration equipment. If it fails to do so in time, it shall be deemed that Party B abandons its own belongings in the Premises, which shall be subject to Party A’s arbitrary disposal.

9) After the lease term expires, Party B may move the indoor equipment and corresponding office supplies out of the Premises without damaging the hardware decoration equipment; Party A shall not require Party B to restore it to the status quo prior to the lease.

10) During the lease term and rent-free period, except for force majeure, Party A and Party B must perform their respective obligations according to this Lease.

11) The valid document delivery addresses of the Parties to the Lease are the contact addresses recorded herein, and the document shall be deemed to be delivered within five working days from the date of mailing.

VII. Miscellaneous:

1) The execution, effectiveness, interpretation and disputes of this Lease are all applicable to Chinese laws. In the event of any dispute, the parties to this Lease shall first resolve it through amicable negotiation. If negotiation fails, either party may file a lawsuit to the People’s Court in the place where Party A is situated.

2) Party A and Party B agree that apart from the contents of this Lease, if there is any change or supplement to the contents of this Lease, Party A and Party B agree to supplement it with a written supplement agreement, which shall go into effect upon signature of the parties.

3) This Lease is made in quadruplicate, which shall enter into force upon signatures of Party A and Party B, with Party A and Party B each holding two copies respectively, all of which shall be equally authentic with respect to legal effect.

4) Annexes to this Lease: 1. Detailed List of House Equipment; 2. Premises Delivery Form.

VIII. Supplementary Provisions

Lessor (Party A): Sichuan EFOX Construction Engineering Co., Ltd.

Legal Representative: Tang Jianming

Identity Card (Copy with Official Seal):

Tel:

Agent: /s/Lian Guozhen

Identity Card (Copy with Official Seal):

Tel:18980572638

Date: September 29, 2018

Lessee (Party B): Legal Representative: Identity Card (Copy with Official Seal): Tel: Agent: /s/ Wang Qin Identity Card (Copy with Official Seal): Tel:15008446808 Date: September 29, 2018